UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2025 (June 6, 2025)

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock — $1.00 Par Value	CRD-A	New York Stock Exchange, Inc.

Class B Common Stock — $1.00 Par Value	CRD-B	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2025, the Board of Directors (“Board”) of Crawford & Company (the “Company”) unanimously appointed Amy T. Shore, age 61, as an independent director of the Company. Ms. Shore retired from Nationwide Insurance in January of 2025. Most recently at Nationwide, Ms. Shore served as Executive Vice President and Chief Transformation Officer where she concentrated on efficient growth strategies and improving long term expense structure. From October 2019 to February 2024, she was Executive Vice President – Chief Customer Officer where she helped redefine and elevate the customer experience. From June 2016 to September 2019, she was President of P&C Sales & Distributions directing the national sales teams. During her 27-year career with Nationwide, Ms. Shore served in a number of executive positions in the P&C industry including sales, underwriting, product/pricing, customer service and general management. A graduate of Bowling Green State University, Ms. Shore now serves as a trustee and board chair. Over the past five years, she has also served as board vice-chair and chair of several committees including investment, compensation and financial affairs. She is also a trustee and secretary of the Columbus (Ohio) Symphony Orchestra board. Ms. Shore will be a member of the Company’s Compensation and Human Capital Committee and the Governance Committee, effective immediately upon her appointment.

Ms. Shore’s term will expire at the Company’s 2026 Annual Meeting of Shareholders, at which time she will stand for re-election to the Board by the Company’s shareholders. As a director, Ms. Shore is entitled to receive standard compensation applicable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2025, under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference. Ms. Shore’s annual director compensation for 2025, including an initial equity grant upon her appointment, will be pro-rated to reflect her partial term during the 2025 calendar year.

There are no arrangements or understandings between Ms. Shore and any other persons pursuant to which she was named a director of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Shore or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing this appointment on June 11, 2025. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits. The following exhibit is filed with this Report:

Exhibit No.	Description

99.1	Press Release dated June 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Tami E. Stevenson
	Name:	Tami E. Stevenson
	Title:	SVP, General Counsel and Corporate Secretary

Date: June 11, 2025